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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-82396) of Accredo Health, Incorporated our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in Gentiva Health Services, Inc. and Subsidiaries' Annual Report on Form 10-K/A for the year ended December 30, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
May 8, 2002